United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8 POS

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number:  000-30565

                            KNOWLEDGE NETWORKS, INC.


Nevada                                                                91-2014670
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

24843  Del  Prado,  Suite  318,  Dana  Point  CA                           92629
(Address  of  principal  executive  offices)                         (Zip  Code)

                      STOCK FOR SERVICES COMPENSATION PLAN
                              (Full Title of Plan)

                                 William Stocker
                                 attorney at law

                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624
                    phone (949) 487-7295  fax (949) 487-7285
                               (Agent for Service)


                            Dated: September 24, 2002

                       CALCULATION OF REGISTRATION FEE (1)


--------------------------------------------------------------------------------
Title of    |   Amount to     |  Proposed       | Proposed       | Amount of   |
Securities  |   be Registered |  Maximum        | Maximum        | Registration|
To be       |                 |  Offering Price | Aggregate      | Fee         |
Registered  |                 |  Per Unit       | Offering Price |             |
--------------------------------------------------------------------------------
    N/A     |      N/A        |      N/A        |     N/A        |    N/A      |
--------------------------------------------------------------------------------

(1) The securities of the Issuer are presently listed for trading on the OTCBB (Over-The-Counter Bulletin Board). There is presently no active or liquid market for the shares of this Issuer. The price is determined accordingly at the mutually acceptable price of $0.04 per share, rather than at the nominal par value of $0.001.

(2) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.

This amendment to the previously filed S-8 is made to include the Auditors Rep Letter that was not included in the previous filing. The initial filing of the S-8 can be viewed at www.sec.gov in it's entirety. The auditors rep letter is included herein as Exhibit A.

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                                    EXHIBIT A

                          Auditor Representation Letter
                                       of

                             Chisholm and Associates
--------------------------------------------------------------------------------

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                              Chisholm & Associates
                            Certified Public Account
                                 P.O. Box 540216
                         North Salt Lake City, UT 84054
                                  801-292-8756
                                fax 801-292-8809

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated May 6, 2002, with respect to the financial statements included in the filing of the Registration Statement (Form S-8) of the Knowledge Networks, Inc., for the fiscal year ended December 31, 2001.

/s/Chisholm  &  Associates
Chisholm  &  Associates
North  Salt  Lake  City,  Utah
September  23,  2002

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                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 23, 2002.


                            KNOWLEDGE NETWORKS, INC.

                                       by


                             /s/Marlen L. Roepke
                                Marlen L. Roepke
                               Officer / Director

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